Exhibit 10.13

Executed Version

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER OF THIS NOTE WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE, (3) THE YIELD TO MATURITY OF THIS NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION TO CHIEF FINANCIAL OFFICER AT THE FOLLOWING ADDRESS: 1847 HOLDINGS LLC, 590 MADISON AVENUE, 21ST FLOOR, NEW YORK, NY 10022.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

1847 HOLDINGS, LLC

SECURED CONVERTIBLE PROMISSORY NOTE

Dated as of:	October 8, 2021	Purchase Price:	$7,702,800.00
Maturity Date:	October 8, 2026	Original Issue Discount:	$157,200.00
		Original Principal Amount:	$7,860,000.00

			October 8, 2021

FOR VALUE RECEIVED, 1847 HOLDINGS LLC, a Delaware limited liability company (the “Issuer”), with its principal executive office located at 1847 Holdings LLC, 590 Madison Avenue, 21st Floor, New York, NY 10022 (the “Principal Office”), promises to pay SILAC INSURANCE COMPANY (internal account no. SLO3) or its successors, assigns or designees (the “Purchaser”), in lawful money of the United States of America the principal sum of Seven Million Eight Hundred Sixty Thousand Dollars ($7,860,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to the Applicable Rate (the “Interest”). All unpaid principal, together with any then unpaid and accrued Interest and other amounts payable hereunder, shall be due and payable on the earlier of: (i) the close of business on October 8, 2026, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts become due and payable to the Purchaser in accordance with the terms hereof (the earliest of such dates being hereinafter referred to as the “Maturity Date”). This Secured Convertible Promissory Note (this “Note”) is a “Note” issued pursuant to the Note Purchase Agreement, dated of even date herewith, by and among the Issuer, the Guarantors party thereto, the Purchaser and Leonite Capital LLC, as adminsitrative agent for the Purchaser (“Agent”) (as may be further amended, restated, modified, or supplemented from time to time, the “Note Purchase Agreement”).

The following is a statement of the rights of the Purchaser and the conditions to which this Note is subject, and to which the Purchaser, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Applicable Rate” means, at any date the same is to be determined, the greater of (i) a rate per annum equal to 4.75% plus the Benchmark or (ii) 8%, which shall be calculated on the basis of a 360-day year and actual days elapsed.

(b) “Benchmark” means the U.S. Prime Rate that appears in The Wall Street Journal from time to time as determined by Agent.

(c) “Default Interest Rate” means the lesser of (i) 24% or (ii) the maximum legal rate.

(d) “Event of Default” has the meaning given in Section 4 hereof.

(e) “Interest” has the meaning given in the introductory paragraph hereof.

(f) “Maturity Date” has the meaning given in the introductory paragraph hereof.

(g) “Subsequent Financing” shall mean any offering by any Obligor of Equity Interests, equity linked securities, or unsecured Indebtedness for cash. Subsequent Financing shall not include any offering of secured Indebtedness for which the Most Favored Lender Provisions apply or offerings of Equity Interests or Indebtedness for consideration other than cash, including Seller Notes.

Additional capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

2. Payments and Prepayments.

(a) Payments. Payments of Interest only, computed at the Applicable Rate on the outstanding principal amount hereunder, shall be due and payable quarterly in arrears commencing on January 1, 2022, and continuing on the first day of each calendar quarter thereafter through and including the Maturity Date. All unpaid principal and any accrued and unpaid interest on this Note shall be due and payable on the Maturity Date. Each payment or prepayment hereunder shall be subject to Section 2(d) of the Note Purchase Agreement.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at the Default Interest Rate.

(c) Voluntary Prepayments. Subject to payment of any applicable Prepayment Fee, Issuer may prepay the Loan in whole or in part at any time, without penalty.

(d) Mandatory Prepayments.

(i) Proceeds of Issuances of Indebtedness. Immediately upon receipt by any Obligor of any proceeds from any issuance of Indebtedness (other than Permitted Indebtedness) by any Obligor, Issuer shall prepay the Obligations in an amount equal to all such proceeds (whether or not such proceeds are received by Issuer), net of reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Obligors in connection therewith (in each case, paid to non-Affiliates). Any such prepayment shall be applied in accordance with Section 2(d)(iii).

(ii) Asset Dispositions and Extraordinary Receipts. Immediately upon receipt by any Obligor of any proceeds of any sale or disposition by any Obligor of any of the Collateral or any of its respective assets (other than asset sales or dispositions in the ordinary course of business which are permitted by the Note Purchase Agreement), or any proceeds from any casualty insurance policies or eminent domain, condemnation or similar proceedings, Issuer shall prepay the Obligations in an amount equal to all such proceeds (whether or not such proceeds are actually received by Issuer), net of commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Issuer in connection therewith (in each case, paid to non-Affiliates). Any such prepayment shall be applied in accordance with Section 2(d)(iii).

(iii) Application of Prepayments. Any prepayments made pursuant to Section 2(d)(i) or (ii) shall be applied as follows: first, to Agent’s and each Purchaser’s fees and reimbursable expenses then due and payable pursuant to any of the Transaction Documents (including, without limitation, any applicable Prepayment Fee); second, to Interest then due and payable hereunder and under the other Notes on a pro rata basis; and third, to the principal balance due on this Note and each of the other Notes on a pro rata basis until the same shall have been paid in full.

(e) Prepayment Fee. In the event that any prepayment of the obligations evidenced by this Note occurs for any reason prior to the Maturity Date (including, without limitation, following acceleration by the Agent or Purchasers upon the occurrence of an Event of Default), in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Purchaser’s lost profits as a result thereof, the Issuer shall pay to the Purchaser a prepayment fee in an amount equal to 10% of the principal and interest paid in connection with such prepayment (or then due and payable upon an acceleration by the Agent or Purchasers) (the “Prepayment Fee”). For the avoidance of doubt, any Prepayment Fee owed by Issuer to Purchaser in accordance with this clause (e) shall be in addition to any accrued and unpaid interest.

3. Credit Support. The Obligations and all other amounts owing hereunder are (i) guaranteed pursuant to the Guaranty, and (ii) secured by the Collateral pursuant to the terms of the Security Agreement and the other Transaction Documents.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Issuer shall fail to pay, within two (2) Business Days following the due date thereof, any principal payment or any interest or other payment required under the terms of this Note; or

(b) Representations and Warranties. Any representation or warranty made by any Obligor in the Note Purchase Agreement or any of the other Transaction Documents shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect; or

(c) Covenants. Any Obligor fails to timely and properly observe, keep or perform, any term, covenant, agreement or condition under (i) Section 5 in the Note Purchase Agreement or (ii) under any other provision of the Note Purchase Agreement not specified in this Section 4 or any other Transaction Document and such failure shall not have been remedied or waived within thirty (30) days after the earlier of (x) an officer of such Obligor becoming aware of such failure or (y) receipt by the Issuer of notice from the Agent or Purchaser of such failure; or

(d) Cross Default. Any Obligor is in breach or default under any Indebtedness or other obligations (other than those evidenced by this Note), which default is not cured within any applicable cure period set forth in the agreement with respect to the Indebtedness or other obligations and which would cause or permit the holder of such Indebtedness or other obligations to accelerate the maturity thereof; or

(e) Validity of Transaction Documents. Any Obligor or any other Person shall challenge the validity and binding effect of any provision of any of the Transaction Documents or shall state its intention to make such a challenge of any of the Transaction Documents or any of the Transaction Documents shall for any reason (except to the extent permitted by its express terms) cease to be effective or to create a valid and perfected security interest in any of the collateral purported to be covered thereby; or

(f) Inability to Pay Debts. Any Obligor admits in writing its present inability generally to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors; or

(g) Judgments. The entry of a final judgment for the payment of money involving more than $250,000 against any Obligor, and the failure by any Obligor to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered; or

(h) Suspension of Business. Any Obligor suspends its business operations for more than ten (10) Business Days or terminates its business operations, or liquidates, dissolves or terminates its existence; or

(i) Voluntary Bankruptcy or Insolvency Proceedings. Any Obligor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its present inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute) as determined by a court of competent jurisdiction, (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(j) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Obligor or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Obligor or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement; or

(k) Change of Control. The occurrence of a Change of Control; or

(l) Material Adverse Effect. The occurrence of a Material Adverse Effect; or

(m) SEC Reports. The Issuer fails to timely file any document or report that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder); or

(n) Restatement of Financial Statements. The Issuer restates any of its previously issued financial statements contained in any Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission; or

(o) Delisting of Common Shares. The delisting of the Issuer’s Common Shares from any principal market (presently the OTCQB); or

(p) Continued Listing Requirements. The Issuer’s failure to comply with the requirements for continued listing on a principal market for a period of ten (10) consecutive trading days, or notification from the principal market that the Company is not in compliance with the conditions for such continued listing on such principal market; or

(q) Trading Suspension. The Issuer is subject to a trading suspension on the principal market that lasts for five or more consecutive trading days; or

(r) DWAC/FAST. The Issuer loses its ability to deliver shares via “DWAC/FAST” electronic transfer; or

(s) DTC Eligibility. The Issuer loses its status as “DTC Eligible”; or

(t) Reservation of Common Shares. The Issuer shall fail to reserve and keep available out of its authorized Common Shares 125% of the maximum number of Common Shares issuable upon conversion of this Note pursuant to Section 7 hereof.

5. Rights of Agent and Purchasers upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(i) or 4(j)) and at any time thereafter during the continuance of such Event of Default, the Agent may (or shall, at the direction of the Required Purchasers), by written notice to the Issuer, declare all outstanding Obligations payable by the Issuer hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(i) and 4(j), immediately and without notice, all outstanding Obligations payable by the Issuer hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, (i) the Agent may (or shall, at the direction of the Required Purchasers) exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both, and (ii) the Issuer shall pay to the Agent, for the benefit of the Purchasers, a fee in the amount of $10,000 each month until such time as the Agent confirms in writing that such Event of Default has been waived.

6. Exchange Rights. The Purchaser shall have the right (but not the obligation) to exchange this Note into securities sold in a Subsequent Financing. At the time of the Subsequent Financing, Purchaser shall have the right to either: (i) retain the Note or the securities purchased in a previous Subsequent Financing; or (ii) exchange the Note or such securities into the Subsequent Financing. The amount invested or exchanged into the Subsequent Financing will be equal to the amount of this Note or investment in a previous Subsequent Financing.

7. Conversion Right. The Purchaser shall have the right to convert this Note and accrued and unpaid Interest due under this Note into Common Shares, as set forth in this Section 7.

(a) Conversion into Issuer’s Common Shares. The Purchaser shall have the right, from and after the date of the issuance of this Note and then at any time until the Maturity Date, to convert any outstanding and unpaid principal portion of this Note, and any accrued but unpaid Interest on such portion, at the election of the Purchaser (the date of such conversion being a “Conversion Date”) into Common Shares at the Conversion Price (as hereinafter defined). Upon delivery to the Issuer of a completed Notice of Conversion, a form of which is attached hereto as Exhibit A, the Issuer shall issue and deliver to the Purchaser within five (5) business days after the Conversion Date (such day being the “Delivery Date”) that number of Common Shares for the portion of the Note and any accrued but unpaid Interest on such portion converted in accordance with the following sentence. The number of Common Shares to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note to be converted and any accrued but unpaid Interest on such portion, by the Conversion Price. The “Conversion Price” shall initially be $2.50 per Common Share, and shall be subject to adjustment as provided hereafter in this Section 7.

(b) Manner of Conversion. This Note may be converted by the Purchaser by presentment of this Note, accompanied by written notice stating that Purchaser elects to convert all or a portion of the principal amount hereof, and any accrued but unpaid Interest on such portion, and stating the name or names, together with addresses, in which the Common Shares are to be issued. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been so surrendered to Issuer; and at such time the rights of the Purchaser as to that portion of this Note so converted shall cease, and the person in whose name or names the Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record thereof. If this Note is converted in part only, upon conversion of such part hereof, the Issuer shall execute and deliver to the Purchaser upon surrender of this Note a new Note in the aggregate principal amount equal to the then unconverted portion of the principal amount of this Note plus any accrued but unpaid and unconverted Interest and in all other respects identical to this Note.

(c) Distributions, Splits, Combinations, Reclassifications. In the event the Issuer shall hereafter (i) pay a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Shares on the Common Shares, (ii) subdivide the outstanding Common Shares into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding Common Shares into a smaller number of shares or (iv) issue, in the event of a reclassification of Common Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number Common Shares (excluding any treasury shares of the Issuer) outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. All adjustments made pursuant to this Section 7(c) shall become effective immediately after the earlier of the record date or the payment date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(d) Sale of Common Shares Below Conversion Price.

(i) Reduction of the Conversion Price. If at any time or from time to time after the date this Note is issued, the Issuer issues or sells, or is deemed by the provisions of this Section 7(d) to have issued or sold, Additional Common Shares (as hereinafter defined), other than as provided in Section 7(c) above, for an Effective Price (as hereinafter defined) less than the Conversion Price then in effect, then the Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the Effective Price.

(ii) Determination of Consideration. For the purpose of making any adjustment required under this Section 7(d), the consideration received by the Issuer for any issue or sale of securities shall (A) to the extent it consists of cash, be the amount of cash received by the Issuer therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Issuer for any underwriting or otherwise in connection thereof, (B) to the extent it consists of property other than cash, be computed at the fair market value of that property (1) as determined in good faith by the Manager, and (2) such determination is agreed upon by Purchaser, and (C) if Additional Common Shares, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Common Shares or Convertible Securities are issued or sold together with other securities or other assets of the Issuer for a consideration which covers both, be computed as the portion of the consideration so received that (1) may be reasonably determined in good faith by the Issuer’s Board of Directors, and (2) such determination is agreed upon by Purchaser, to be allocable to such Additional Common Shares, Convertible Securities or rights or options. Should Purchaser not agree with the determination of the Issuer’s Board of Directors as provided in this Section 7(d)(ii) (or such determination of the Board of Directors as set forth in Section 7(f) below or any dispute pursuant to Section 7(i) below) and such differences are not resolved by mutual agreement of the Issuer and Purchaser within thirty (30) days thereafter, then Issuer and Required Purchaser shall jointly engage an independent investment banking firm or valuation firm (the “Appraiser”) to resolve all such differences, with the costs and expenses of such Appraiser to be shared equally between the Issuer, on the one hand, and Purchasers, on the other hand. The Appraiser shall, acting as an expert and not as an arbitrator, determine in accordance with the terms of this Note the remaining differences so submitted by the parties. The parties shall direct the Appraiser to use all reasonable efforts to render its determination within thirty (30) days after such submission. The Appraiser’s determination shall be set forth in a written statement and shall be final, binding, conclusive and non-appealable for all purposes.

(iii) Treatment of Convertible Securities. For the purpose of the adjustment required under this Section 7(d), if the Issuer issues or sells any options, rights or other securities convertible into, exchangeable for or entitling the holder thereof to receive Common Shares (such options, rights or other securities being herein referred to as “Convertible Securities”), in each case the Issuer shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of Common Shares issuable upon conversion, exchange or exercise thereof and to have received as consideration for such issuance an amount equal to the total amount of the consideration, if any, received by the Issuer for the issuance of such Convertible Securities, and allocable to the Convertible Securities as provided in subsection (ii)(C) hereof, plus, the amount of consideration, if any, payable to the Issuer upon the conversion, exchange or exercise of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the amounts of such consideration cannot be ascertained but are a function of anti-dilution or similar protective clauses, the Issuer shall be deemed to have received the amounts of consideration without reference to such clauses; and provided further that if the amount of consideration payable to the Issuer upon the conversion, exchange or exercise of Convertible Securities is reduced (or increased) over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price shall be recalculated using the figure to which such amount of consideration is reduced or increased, as the case may be. No further adjustment of the Conversion Price, as adjusted upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of Common Shares on the conversion, exchange or exercise of any such Convertible Securities.

(iv) Excluded Issuances. For purposes of this Note, the term “Additional Common Shares” shall mean all Common Shares issued or sold by the Issuer or deemed to be issued or sold pursuant to this Section 7(d), whether or not subsequently reacquired or retired by the Issuer, other than Permitted Issuances.

(v) Effective Price. For purposes of this Note, the term “Effective Price” of Additional Common Shares shall mean the quotient determined by dividing the total number of Additional Common Shares issued or sold, or deemed to have been issued or sold by the Issuer under this Section 7(d), into the aggregate consideration received, or deemed to have been received by the Issuer for such issue under this Section 7(d), for such Additional Common Shares. The issuance or deemed issuance of Additional Common Shares for no consideration shall be deemed to be an issuance at a per unit consideration of $.001.

(e) Purchaser’s Conversion Limitations. The Issuer shall not effect any conversion of this Note, to the extent that after giving effect to the conversion as set forth on the applicable Notice of Conversion, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Purchaser and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) conversion of the remaining, nonconverted principal amount of this Note beneficially owned by the Purchaser or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Issuer (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Purchaser or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 7(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Purchaser that the Issuer is not representing to the Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and the Purchaser is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 7(e) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Purchaser together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Purchaser, and the submission of a Notice of Conversion shall be deemed to be the Purchaser’s determination of whether this Note is convertible (in relation to other securities owned by the Purchaser together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 7(e), in determining the number of outstanding Common Shares, a Purchaser may rely on the number of outstanding Common Shares as reflected in (A) the Issuer’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Issuer, or (C) a more recent written notice by the Issuer or the Transfer Agent setting forth the number of Common Shares outstanding.  Upon the written or oral request of a Purchaser, the Issuer shall within two (2) Trading Days confirm orally and in writing to the Purchaser the number of Common Shares then outstanding.  In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Purchaser or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of this Note. The Purchaser, upon notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 7(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of this Note held by the Purchaser and the provisions of this Section 7(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Issuer. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Purchaser of this Note.

(f) Recapitalizations, Reorganizations, etc. In the event of any recapitalization, reorganization, consolidation or merger of the Issuer with or into another Person or the sale, transfer or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries (taken as a whole) to another Person, this Note shall thereafter be convertible into the kind and amount of Equity Interests or other securities or property that a holder of the number of Common Shares deliverable upon conversion of this Note would have been entitled upon such recapitalization, reorganization, consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Issuer’s Board of Directors and such determination is agreed upon by the Purchaser) shall be made in the application of the provisions set forth in this Section 7 with respect to the rights and interests thereafter of the Purchaser, to the end that the provisions set forth in this Section 7 shall thereafter be applicable, as nearly as reasonably may be, in relation to any Equity Interests or other securities or property thereafter deliverable upon conversion of this Note.

(g) De Minimis Adjustments. No adjustment to the Conversion Price shall be made if such adjustment would result in a change in the Conversion Price of less than $.01. Any adjustment of less than $.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $.01 or more in the Conversion Price.

(h) No Impairment. Neither the Issuer nor any Guarantor shall, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer and the Guarantors, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Purchaser against impairment.

(i) Certificate as to Adjustments; Dispute. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Issuer at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Purchaser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Issuer shall, upon the written request at any time of the Purchaser, furnish or cause to be furnished to the Purchaser a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at that time in effect, and (iii) the number of Common Shares and the amount, if any, of other property that at that time would be received upon the conversion of this Note. In the event Purchaser at any time objects to the calculation of any adjustment or readjustment of the Conversion Price, the parties shall engage the Appraiser pursuant to and in accordance with the methodology and terms set forth in Section 7(d)(ii) above.

(j) Notices of Record Date. In the event of any taking by the Issuer or Guarantor of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, any Convertible Securities or any right to subscribe for, purchase or otherwise acquire any Equity Interests or any other securities or property, or to receive any other right, the Issuer shall mail to the Purchaser, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such distribution or rights, and the amount and character of such distribution or rights.

8. Right of Participation in Securities Offerings. Until the date that is eighteen (18) months after the Closing Date, the Purchaser shall have the right, but not the obligation, to participate in any securities offering of the Issuer other than a Permitted Issuance in an amount of up to the original principal amount of this Note. Issuer shall give Purchaser at least thirty (30) days prior written notice of the launch of such next securities offering, which notice shall (1) identify each other proposed purchaser expected to be participating in such securities offering and contain the expected terms and pricing thereof as of the date of such notice, and (2) be delivered to Purchaser’s address set forth in the Note Purchase Agreement. Purchaser may decline to participate in any such securities offering in its sole discretion.

9. Right of First Refusal. The Purchaser shall have the right of first refusal to participate in any issuance of Indebtedness by the Issuer until this Note has been terminated; provided, however, that this right of first refusal shall not apply to Permitted Issuances.

10. Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 below, the rights and obligations of the Issuer and the Purchaser shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11. Waiver and Amendment. No waiver, termination or discharge of this Note, or any of the terms or provisions hereof, shall be binding upon either party hereto unless set forth in writing and signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any term or condition of this Note. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Note shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12. Transfer of this Note or Securities Issuable on Conversion Hereof. Purchaser may assign this Note and its interests and obligations hereunder, as well as any securities into which this Note may be converted, in whole or in part or sell participations in this Note and its interests in the Obligations hereunder, in each case in accordance with Section 10(h) of the Note Purchase Agreement. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Issuer such legend is not required in order to ensure compliance with the Securities Act. The Issuer may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Issuer. Prior to presentation of this Note for registration of transfer, the Issuer shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever.

13. Assignment by the Issuer. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Issuer without the prior written consent of the Purchaser.

14. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties set forth in the Note Purchase Agreement, or at such other address, e-mail address or facsimile number as each party shall have furnished to the other party in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

15. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

16. Waivers. The Issuer hereby waives notice of acceptance, default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

18. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. Time Is of the Essence. Time is of the essence of this Note, and of each provision hereof.

20. Characterization as Indebtedness. It is the express intent of the Issuer, the Guarantors and the Purchaser that, prior to conversion of this Note as contemplated in Section 7 above, the obligations of the Issuer hereunder shall constitute indebtedness for borrowed money, and not equity. In furtherance of the foregoing, each of the Issuer, the Guarantors and the Purchaser shall reflect their rights and obligations hereunder in their books and records as indebtedness for borrowed money, and not as equity.

[Signature Page Follows]

The Issuer has caused this Secured Convertible Promissory Note to be issued as of the date first written above.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SECURED CONVERTIBLE PROMISSORY NOTE]

EXHIBIT A

FORM OF

NOTICE OF CONVERSION

(To be executed by the Purchaser in order to convert the Note)

The undersigned hereby elects to convert $___________ of the Principal and accrued but unpaid Interest with respect to the Secured Convertible Promissory Note issued by 1847 HOLDINGS LLC on October 8, 2021 into Common Shares of 1847 HOLDINGS LLC according to the conditions set forth in such Secured Convertible Promissory Note, as of the date written below.

Date of Conversion:	_____________________________

Conversion Price:	_____________________________

Common Shares To Be Delivered:	_____________________________

Signature:	_____________________________

Print Name:	_____________________________

Address:	_____________________________
_____________________________
_____________________________